SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2003

SAKS CREDIT CARD MASTER TRUST

SAKS CREDIT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-48739	63-1228533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Industrial Drive, Elmhurst, Illinois 60126

(Addresses of Principal Executive Offices, including Zip Code)

(630) 516-8080

(Registrant’s Telephone Number, including Area Code)

Item 5.    Other Events and Required FD Disclosure.

The Master Pooling and Servicing Agreement, dated as of August 21, 1997 (as amended and supplemented, the “Pooling and Servicing Agreement”), by and among Saks Credit Corporation (“SCC”), as Transferor, Saks Incorporated (formerly named “Proffitt’s, Inc.”) (“Saks”) as Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee established and governs the Saks Credit Card Master Trust (the “Trust”). Capitalized terms used but not defined are defined in the Pooling and Servicing Agreement.

Saks, SCC, National Bank of the Great Lakes (“NBGL”) and Household Bank (SB), N.A. (“Household Bank”) are parties to a Purchase and Sale Agreement dated as of July 26, 2002 (the “Purchase Agreement”). The transactions contemplated by the Purchase Agreement were consummated on April 15, 2003 (the “Closing Date”). All Accounts have been sold by NBGL to Household Bank, which, upon and following the Closing, will own such Accounts. Household Bank has assumed, as of and following the Closing Date, all of the rights, benefits, duties and obligations as owner and originator of the Accounts that have been established by NBGL prior to the Closing Date with customers of Saks and its subsidiaries. The Saks credit card program, including the Accounts and all Receivables therein, will continue to be administered in accordance with the Credit Card Guidelines and as provided in the Pooling and Servicing Agreement. McRae’s, Inc., a Saks subsidiary (“McRae’s”), will continue as Subservicer under the Pooling and Servicing Agreement.

The following respective rights, duties, obligations and liabilities have been acquired and assumed by the respective affiliates of Household Bank specified below as of the Closing Date:

(i)	HRSI Funding, Inc. III, a Delaware corporation (“HRSI”), has become the successor Transferor under the Pooling and Servicing Agreement (“Successor Transferor”), and has acquired and assumed all of SCC’s rights, interests, duties, obligations and liabilities in, to and under the Exchangeable Transferor Certificate established pursuant to the Pooling and Servicing Agreement (the “Exchangeable Transferor Certificate”) and the outstanding Class D Asset Backed Certificates, Series 2001-2 (the “Class D Certificates”).

(ii)	Household Finance Corporation, a Delaware corporation and an affiliate of Household Bank (“HFC”), has assumed all of the duties, obligations and liabilities of, and will have and exercise all rights as, Successor Servicer under the Pooling and Servicing Agreement.

(iii)	Upon and following the Closing Date, Household Receivables Acquisition Company, a Delaware corporation (“HRAC”), will purchase from Household Bank, pursuant to a receivables purchase agreement, all Receivables generated in Accounts and, in turn, HRSI will, pursuant to a receivables purchase agreement, purchase certain Receivables from HRSI. HRAC’s rights under such receivables purchase agreements will be assignable and will be assigned to HRSI, which will assign such rights to the Trust for the benefit of the Certificateholders.

In addition, on the Closing Date, the Trust paid all obligations to the holders of Senior Certificates issued and outstanding under the Series 1997-1 Supplement and the Series 2002-1 Supplement, aggregating approximately $550,255,581. The Series 1997-1 and Series 2002-1 Supplements have been terminated.

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The ratings on the outstanding Class A Floating Rate Asset Backed Certificates, the Class B Floating Rate Asset Backed Certificates and the Class C Floating Rate Securities of Series 2001-2 of the Trust remain unchanged as a result of these transactions.

Item 7.     Financial Statements, Pro Forma Financial Information, and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit No	Description

4.1

Amendment No. 4 to the Pooling and Servicing Agreement, dated as of April 15, 2003, by and among by SCC, as Transferor, HRSI, as Successor Transferor, Saks, as Servicer, HFC, as Successor Servicer, and the Trust.

4.2	Receivables Purchase Agreement, dated as of April 15, 2003, by and between Household Bank and HRAC (Exhibit 2 to the Transfer and Assumption Agreement filed herewith as Exhibit 10.1).

4.3	Receivables Purchase Agreement, dated as of April 15, 2003, by and between HRAC and HRSI (Exhibit 1 to the Transfer and Assumption Agreement filed herewith as Exhibit 10.1).

10.1	Transfer and Assumption Agreement, dated as of April 15, 2003, by and among Saks, SCC, Household Bank, HFC, HRAC and HRSI.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS CREDIT CARD MASTER TRUST

By: SAKS INCORPORATED, as Servicer

/s/    CHARLES J. HANSEN

Charles J. Hansen

Senior Vice President

SAKS CREDIT CORPORATION

/s/    CHARLES J. HANSEN

Charles J. Hansen

Senior Vice President

Date:    April 15, 2003

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INDEX TO EXHIBITS

Exhibit No.	Description

4.1

Amendment No. 4 to the Pooling and Servicing Agreement, dated as of April 15, 2003, by and among by SCC, as Transferor, HRSI, as Successor Transferor, Saks, as Servicer, HFC, as Successor Servicer, and the Trust.

4.2	Receivables Purchase Agreement, dated as of April 15, 2003, by and between Household Bank and HRAC (Exhibit 2 to the Transfer and Assumption Agreement filed herewith as Exhibit 10.1).

4.3	Receivables Purchase Agreement, dated as of April 15, 2003, by and between HRAC and HRSI (Exhibit 1 to the Transfer and Assumption Agreement filed herewith as Exhibit 10.1).

10.1	Transfer and Assumption Agreement, dated as of April 15, 2003, by and among Saks, SCC, Household Bank, HFC, HRAC and HRSI.

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